As filed with the Securities and Exchange Commission
                                  on May 30, 1997

                                                  Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                   IGI, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                                  01-0355758
    ------------------------------                  ----------------------
    (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                  Identification Number)


Wheat Road & Lincoln Avenue, Buena, New Jersey              08310
----------------------------------------------              -----
   (Address of Principal Executive Offices)               (Zip Code)


                                   IGI, INC.
                             1991 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)


                             Edward B. Hager, M.D.
                            Chief Executive Officer
                                   IGI, Inc.
                          Wheat Road & Lincoln Avenue
                            Buena, New Jersey 08310
                     ---------------------------------------
                     (Name and Address of Agent for Service)


                                 (609) 697-1441
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)



                               CALCULATION OF REGISTRATION FEE
================================================================================================
Title of Securities     Amount to be    Offering Price        Aggregate          Amount of
to be Registered        Registered         Per Share       Offering Price     Registration Fee
------------------------------------------------------------------------------------------------
 Common Stock,
 $.01 par value        700,000 shares       $4.82 (1)      $3,370,500.00 (1)      $1,021.36
================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the reported high and low prices of the Registrant's Common Stock on the American Stock Exchange on May 29, 1997 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                    STATEMENT OF INCORPORATION BY REFERENCE

     Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 33-63700) (the "Initial Registration Statement") relating to the Registrant's 1991 Stock Option Plan.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3 of the Initial Registration Statement is amended and restated in its entirety as follows:

Item 3. Incorporation of Certain Documents by Reference

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the Common Stock, $.01 par value per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 9 of the Initial Registration Statement is amended and restated in its entirety as follows:

Item 9. Undertakings

     1. The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is ; contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buena, New Jersey on the 30th day of May, 1997.



                                           IGI, INC.


                                       /s/ Edward B. Hager. M.D.
                                       -------------------------------------
                                       Chairman and Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of IGI, Inc., hereby severally constitute Edward B. Hager, John P. Gallo and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable IGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                         Date
        ---------                       -----                         ----


/s/ Edward B. Hager M.D.            Chairman and Chief             May 30, 1997
-------------------------------     Executive Officer
Edward B. Hager, M.D.               (Principal Executive
                                    Officer)

/s/ John P. Gallo                   President and Director         May 30, 1997
-------------------------------
John P. Gallo

/s/ Donald T. MacPhee               Vice President and Chief       May 30, 1997
-------------------------------     Financial Officer (Principal
Donald J. MacPhee                   Financial and Accounting
                                    Officer)

/s/ Jane E. Hager                       Director                   May 30, 1997
-------------------------------
Jane E. Hager

/s/ David G. Pinosky M.D.               Director                   May 30, 1997
-------------------------------
David G. Pinosky, M.D.

/s/ Terrence D. Daniels                 Director                   May 30, 1997
-------------------------------
Terrence D. Daniels

/s/ Terrence O'Donnell                  Director                   May 30, 1997
-------------------------------
Terrence O'Donnell

/s/ Constantine L. Hampers, M.D.         Director                  May 30, 1997
-------------------------------
Constantine L. Hampers, M.D.

/s/ Paul D. Paganucci                   Director                   May 30, 1997
------------------------------
Paul D. Paganucci

                                 Exhibit Index

Exhibit
Number          Description                                                       Page
------          -----------                                                       ----
  4.1           Certificate of Incorporation of the Registrant, as amended          *
                (incorporated by reference to Exhibit 4.1 to the Registrant's
                Registration Statement on Form S-8 (File No. 33-63700) filed on
                June 2, 1993)

  4.2           By-laws of the Registrant, as amended (incorporated by              *
                reference to Exhibit (2)(b) to the Registrant's Registration
                Statement on Form S-18 (File No. 2-72262-B) filed on May 12,
                1981)

  4.3           Specimen stock certificate for shares of Common Stock, par          *
                value $.01 per share (incorporated by reference to Exhibit
                (4) to the Registrant's Annual Report on Form 10-K for the
                fiscal year ended December 31, 1989, filed April 2, 1990
                (the "1989 Form 10-K"))

  4.4           Rights Agreement by and between the Registrant and Fleet            *
                National Bank dated as of March 19, 1987 (incorporated by
                reference to Exhibit (4) to the Registrant's Current Report on Form 8-K, dated as of March 26, 1987)

  4.5           Amendment to Rights Agreement by and among the Registrant,          *
                Fleet National Bank and State Street Bank and Trust Company
                dated as of March 23, 1990 (incorporated by reference to
                Exhibit (10)(g) to the 1989 Form 10-K)

  5             Opinion of Hale and Dorr LLP                                        9

  23.1          Consent of Coopers & Lybrand L.L.P.                                 11

  23.2          Consent of Hale and Dorr LLP (included in Exhibit 5)

  24 Power of Attorney (included on the signature pages of this Registration Statement)

                *Incorporated herein by reference.